UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Sun Microsystems, Inc.

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Filed by Sun Microsystems, Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: Sun Microsystems, Inc.

Commission File No.: 000-15086

Link to “Customer Quotes” on Oracle.com

“JEA presently uses Sun servers to support certain essential proprietary systems. We were concerned about the long-term viability of the company. However with Oracle’s purchase our concerns are eliminated and we are now looking forward to seeing how Oracle will integrate both hardware and operating system to ensure greater end user reliability and backend scalability.”

Wanyonyi J Kendrick

Chief Information Officer, JEA

“I see this as a natural evolution of the long-term relationship between Oracle and Sun. This acquisition helps round out Oracle’s suite of products and services providing essential solutions and powerful packaging that only a leading world-class software company could provide.”

Carl Wilson

EVP and CIO, Marriott International Incorporated

“By acquiring Sun, Oracle will significantly change the IT landscape. The combined companies will be able to offer customers complete end-to-end solutions. Oracle will be the only company that can offer enterprise class hardware, middleware and packaged applications. I believe the merging of the complementary product portfolios will be good for customers.”

Gregory Morrison

Vice President and CIO, Cox Enterprise, Inc.

“The Oracle acquisition of Sun makes a lot of sense to me and aligns well with Oracle’s strategy of reducing operational costs for their customers. By acquiring Sun, Oracle will be able to provide an integrated hardware and software solution, in which all the components of the technology stack are optimized to work well together. This optimization will enable Oracle solutions to perform faster and more reliably.”

Norm Fjeldheim

Senior Vice President and Chief Information Officer, Qualcomm, Inc.

“Oracle’s acquisition of Sun provides Oracle with more best-in-class technologies to add to their portfolio. The combined companies will be able to deliver a comprehensive enterprise application platform and solution from end-to-end. I feel Oracle is becoming more of a total solutions provider not just another software or technology vendor.”

Dave Rudzinsky

SVP of Information Services and CIO, Hologic, Inc.

“Yuntaa is very pleased to see the new partnership between Sun and Oracle. Our core infrastructure is built upon the Oracle 11g Database as well as proven Sun hardware. But Oracle and Sun do more than just databases and servers—both companies are very diverse and will be able to combine several areas of innovation and technology that has tremendous benefits to the industry. We expect the best of both worlds from this partnership, and we expect to see even greater ROI and technological advancements for our company based on this innovative partnership.”

Andy Barrett

Chief Technology Officer, Yuntaa

“We run a good part of our business on Sun and Oracle. They have both been long-time business partners with outstanding technology. We are intrigued to see what advantages may be gained from partnering with a single vendor who has a complete vision for how to support our technology.”

David Buckholtz

VP, Enterprise Technology and Quality, Sony Pictures Entertainment

“The business combination between Sun and Oracle will make what was already a very successful vision of middleware even better due to it representing the integration of innovation, solidity and maturity of products like Oracle’s Fusion Middleware and technology like the Java programming language that are the best of their kind. Of course, the great advantage is to have one single vendor with a complete vision for how to support our technology.”

Eric Marcoux

Chief Architect, Universite Laval

“Oracle and Sun have both been key strategic partners of ours for many years and we have enjoyed great success with them. This is therefore a very positive move in our eyes as it brings two of our most trusted allies together which can only create further opportunities for innovation and outperformance in the years ahead.”

David Brown

General Manager, Scottish Water Group Technology

“Members of the Oracle customer community, and especially the Quest International Users Group, are looking forward to a wide range of synergies from Oracle’s acquisition of Sun Microsystems. We’re excited to welcome Sun Microsystems’ customers into the Oracle users group family, and we’re excited to see what we can learn from each other. Oracle’s recent acquisitions have proven to be productive and efficient additions that make our lives as Oracle customers easier, reduces the complexity and cost of our IT-based business solutions, and increases the value of our investments in our Oracle products and services.”

Roger W. Parks

President, Quest International Users Group

VP Information Technology and CIO, J.R. Simplot Company

Additional Information and Where to Find It

On May 12, 2009, Sun Microsystems, Inc. (“Sun”) filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement prepared in connection with the proposed merger with Soda Acquisition Corporation, pursuant to which Sun would be acquired by Oracle Corporation, and intends to file a definitive proxy statement. The proxy statement contains important information about the proposed merger and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE. Investors and stockholders may obtain free copies of the proxy statement and other documents filed with the SEC by Sun through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders may obtain free copies of the definitive proxy statement from Sun, when available, by contacting Investor Relations by telephone at (800) 801-7869 (within the U.S.) or (408) 404-8427 (outside the U.S.), or by mail at Sun Microsystems, Inc., Investor Relations, Mail Stop UMPK14-336, 4150 Network Circle, Santa Clara, California 95054, USA. In connection with the special meeting of Sun stockholders to approve the adoption of the merger agreement, Sun will mail copies of the definitive proxy statement to Sun stockholders who are entitled to attend and vote at the special meeting.

Sun and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Sun in connection with the proposed merger. Information regarding the interests of these directors and executive officers in the proposed merger is included in the proxy statement described above.

Note on Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding the expected synergies, benefits to customers, and customer relationships. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed Merger, satisfaction of closing conditions precedent to the consummation of the proposed Merger, the ability of Oracle Corporation to successfully integrate Sun’s operations and employees, the ability to realize anticipated synergies and cost savings of the proposed Merger, and such other risks as identified in Sun’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008, and Sun’s most recent Quarterly Reports on Form 10-Q, each as filed with the SEC, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. Sun assumes no obligation to update any forward-looking statement contained in this communication.